Exhibit 99.2

REVOCABLE PROXY

INDEBANCORP

THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF INDEBANCORP

The undersigned shareholder of Indebancorp, an Ohio corporation (“Indebancorp”), hereby constitutes and appoints                      and                     , or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution in each, to attend the Special Meeting of Shareholders of Indebancorp to be held at              .m, local time, on November     , 2013, at                                                      , Ohio              (the “Special Meeting”), and at any adjournments thereof, and to vote all of the Indebancorp common shares which the undersigned is entitled to vote at the Special Meeting or at any adjournment thereof, on the following proposals, listed below which are more particularly described in the accompanying Prospectus/Proxy Statement dated             , 2013:

PLEASE DATE, SIGN AND RETURN THIS REVOCALBLE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

INDEBANCORP – SPECIAL MEETING, NOVEMBER [—], 2013

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free                      on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at                      and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY

INDEBANCORP

Special Meeting of Shareholders – November [—], 2013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED.

1.	To adopt the Agreement and Plan of Merger, dated as of June 20, 2013, by and between Croghan Bancshares, Inc. and Indebancorp, and to approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan Bancshares, Inc.

	FOR	AGAINST	ABSTAIN

2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger and to approve the transactions contemplated thereby.

	FOR	AGAINST	ABSTAIN

3.	In their discretion, upon any other matter that properly comes before the Special Meeting or any adjournment thereof. The Board of Directors is unaware of any other business to be transacted at the Special Meeting.

THE INDEBANCORP COMMON SHARES EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE INDEBANCORP COMMON SHARES EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2, IF PERMITTED BY APPLICABLE LAW.

All Revocable Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Indebancorp and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on this Revocable Proxy. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please give your full title. If the Indebancorp common shares are held jointly, each holder must sign.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date